EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, 333-123364, 333-132492, 333-141264, 333-149756, 333-157964, 333-159753, 333-168358, 333-172828, 333-180119, 333-187187, 333-194563, 333-197989, 333-202735, 333-206209 and 333-211273) and Form S-3 (No. 333-197991) of MoSys, Inc. of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated March 30, 2017 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

San Jose, California

March 30, 2017